UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: June 6, 2016
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2016, Phillips 66 Partners LP (the “Partnership”) and Phillips 66 Partners GP LLC (the “General Partner”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) by and among the Partnership and the General Partner, on the one hand, and RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA Inc. and Morgan Stanley & Co. LLC (each, a “Manager” and collectively, the “Managers”), on the other hand. Pursuant to the terms of the Distribution Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $250,000,000 (“Common Units”). The sales, if any, of the Common Units under the Distribution Agreement will be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed upon by the Managers and the Partnership by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act").
Under the terms of the Distribution Agreement, the Partnership will pay the Managers a commission at a mutually agreed rate not to exceed 2% of the gross sales price per Common Unit. In addition, the Partnership has agreed to pay certain expenses incurred by the Managers in connection with the offering. The Partnership may also sell Common Units to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. If the Partnership sells Common Units to one or more of the Managers as principal, the Partnership will enter into a separate terms agreement with such Manager.
The offering has been registered under the Securities Act pursuant to the Partnership’s shelf registration statement on Form S-3, as amended (Registration No. 333-209870), as supplemented by the Prospectus Supplement dated June 6, 2016, relating to the sale of the Common Units (the “Prospectus Supplement”).
The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Partnership and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Partnership expects to use the net proceeds from any sale under the Distribution Agreement of the Common Units for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.
As more fully described under the caption “Plan of Distribution” in the Prospectus Supplement, from time to time, the Managers and their affiliates have provided, directly or indirectly, investment and commercial banking or financial advisory services to the Partnership and its affiliates, for which they have received customary fees and commissions, and they expect to provide these services to the Partnership and its affiliates in the future, for which they expect to receive customary fees and commissions.
The representations, warranties and covenants contained in the Distribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Distribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.
The foregoing description and the description contained in the Prospectus Supplement are not complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Legal opinions relating to the Common Units are included as Exhibits 5.1 and 8.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.		Description
1.1	--
Equity Distribution Agreement, dated as of June 6, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, and RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA Inc. and Morgan Stanley & Co. LLC

5.1	--	Opinion of Latham & Watkins LLP regarding the validity of the Common Units
8.1	--	Opinion of Latham & Watkins LLP relating to tax matters
23.1	--	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)
23.2	--	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: June 6, 2016	By:	/s/ J.T. Liberti
J.T. Liberti Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.		Description
1.1	--
Equity Distribution Agreement, dated as of June 6, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, and RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA Inc. and Morgan Stanley & Co. LLC

5.1	--	Opinion of Latham & Watkins LLP regarding the validity of the Common Units
8.1	--	Opinion of Latham & Watkins LLP relating to tax matters
23.1	--	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)
23.2	--	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto)

5